Exhibit 99.1

GLOSSARY OF TERMS

As used herein, references to “RAI” refer to Reynolds American Inc., a North Carolina corporation, and not to any of its existing or future subsidiaries. In addition, as used herein, except where otherwise specified or unless the context otherwise requires, references to:

•	“asset purchase agreement” means the Asset Purchase Agreement, dated as of July 15, 2014, as amended, among RAI, Imperial Sub and Imperial;

•	“B&W” means Brown & Williamson Holdings, Inc., a Delaware corporation and wholly owned subsidiary of BAT;

•	“BAT share purchase” means the subscription and purchase simultaneously with the closing of the Lorillard merger on June 12, 2015 by BAT, indirectly through its wholly owned subsidiary, Louisville Securities Limited, of approximately 77.7 million shares of RAI common stock (prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015) for an aggregate purchase price of approximately $4.7 billion such that BAT, directly or indirectly through its affiliates, maintained its approximately 42% beneficial ownership interest in RAI immediately following completion of the Lorillard merger;

•	“BAT” means British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales and B&W’s parent;

•	“divestiture” means the transactions contemplated by the asset purchase agreement and the transfer agreement pursuant to which the transferred assets were acquired by Imperial Sub on June 12, 2015;

•	“Imperial Sub” means ITG Brands, LLC, a Texas limited liability company and wholly owned subsidiary of Imperial (formerly known as Lignum-2, L.L.C.);

•	“Imperial” Imperial Brands, PLC, f/k/a Imperial Tobacco Group PLC, a public limited company incorporated under the laws of England and Wales;

•	“Lorillard merger” means the merger of merger sub with and into Lorillard on June 12, 2015, with Lorillard surviving as a wholly owned subsidiary of RAI, pursuant to the merger agreement;

•	“Lorillard transactions” means the Lorillard merger and the other transactions contemplated by the merger agreement, including the divestiture and the BAT share purchase, which closed on June 12, 2015;

•	“Lorillard transferred assets” means certain assets that were owned by Lorillard subsidiaries or affiliates immediately prior to the Lorillard transactions, related to the cigarette brand MAVERICK and the “e-vapor” brand blu (including SKYCIG), as well as Lorillard’s owned and leased real property, and certain transferred employees, together with associated liabilities;

•	“Lorillard” means Lorillard, LLC (f/k/a Lorillard, Inc.), a Delaware limited liability company, and its successors;

•	“merger agreement” means the Agreement and Plan of Merger, dated as of July 15, 2014, among RAI, Lorillard and merger sub;

•	“merger consideration” means the consideration, per share of Lorillard common stock, paid by RAI to the Lorillard shareholders in the Lorillard merger, consisting of:

•	0.2909 of a fully paid and nonassessable share of RAI common stock (prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015), plus

•	$50.50 in cash;

•	“merger sub” means RAI’s direct, wholly owned subsidiary, Lantern Acquisition Co., a Delaware corporation, that merged with and into Lorillard pursuant to the Lorillard merger;

•	“RAI transferred assets” means certain assets owned by RAI subsidiaries or affiliates immediately prior to the Lorillard transactions relating to the cigarette brands WINSTON, KOOL and SALEM;

•	“RJR Tobacco” means (i) if prior to July 30, 2004, R. J. Reynolds Tobacco Company, a New Jersey corporation and a wholly owned subsidiary of R.J. Reynolds Tobacco Holdings, Inc. or (ii) if on and subsequent to July 30, 2004, the combined U.S. assets, liabilities and operations of B&W and R. J. Reynolds Tobacco Company, a North Carolina corporation;

•	“transfer agreement” means the transfer agreement, dated as of July 15, 2014, between Lorillard and Imperial Sub, as amended; and

•	“transferred assets” means the RAI transferred assets and the Lorillard transferred assets.

FORWARD-LOOKING STATEMENTS

Statements included in this Exhibit 99.1 that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Exhibit 99.1 and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and RAI’s and its subsidiaries’ expectations, beliefs, intentions or future strategies that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. These risks, contingencies and other uncertainties include:

•	the information appearing in Part I, Item 1A “Risk Factors” included in RAI’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, referred to as the SEC, and in any updates to the risk factors in any quarterly or other report filed by RAI with the SEC subsequent to such Annual Report;

•	the effect of unfavorable litigation relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products (including smokeless tobacco products and electronic cigarettes) that is pending or may be instituted against RAI or its subsidiaries, including, the Engle v. R.J. Reynolds Tobacco Co. progeny cases;

•	the effect of adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol, including the possibility that the U.S. Food and Drug Administration, referred to as the FDA, will issue regulations prohibiting menthol, or restricting the use of menthol, in cigarettes;

•	the adverse effects (including damage to RAI’s reputation, recall costs and decreased sales) arising from an order of the FDA’s “Center for Tobacco Products,” referred to as the CTP, (1) finding that a provisional product sold by an RAI subsidiary is not substantially equivalent to a predicate product, and (2) as a result, requiring that the provisional product be removed from the market;

•	the possibility that the CTP fails to grant a marketing order allowing an RAI subsidiary to launch a new tobacco product or modify an existing product;

•	the adverse effects arising out of (1) the FDA’s issuance of a warning letter to Santa Fe Natural Tobacco Company, Inc. regarding the company’s use of the terms “natural” and “additive free” in the product labeling and advertising for NATURAL AMERICAN SPIRIT cigarettes without a modified risk product authorization order from the agency, or (2) other FDA actions related to product labeling and advertising, in each case potentially resulting in damage to RAI’s reputation, fines and related costs and decreased sales;

•	the adverse effects arising from the FDA’s issuance in May 2016 of a regulation extending the agency’s control and authority over tobacco products to e-cigarettes, subjecting e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products;

•	the possibility that the FDA will issue regulations further controlling constituents in cigarettes, including requiring the reduction of nicotine levels or the reduction or elimination of other constituents;

•	the substantial payment obligations based on cigarette sales, coupled with the substantial limitations on the sale, advertising and marketing of cigarettes (and of RJR Tobacco’s smoke-free tobacco products) under the master settlement agreement, referred to as the MSA, and other settlement agreements with the States of Mississippi, Florida, Texas and Minnesota, and the possibility that the MSA non-participating manufacturer adjustment awards could be vacated or otherwise modified;

•	the continued decline in U.S. cigarette consumption or the possible transition of consumers away from premium brands to lower-cost brands, considering RAI’s and its subsidiaries’ dependence on the U.S. cigarette industry and premium and super-premium cigarette brands;

•	the success or failure of new products (including vapor category product offerings and other non-traditional tobacco products), marketing strategies and promotional programs;

•	competitive actions and pricing pressures from other manufacturers, including manufacturers of deep-discount cigarette brands;

•	significant current and anticipated federal, state and local governmental regulation of tobacco products, including limitations on advertising, sale and use of tobacco products;

•	substantial and increasing taxation of tobacco products;

•	fluctuations in the availability, quality and price of raw materials and commodities, including tobacco leaf, used in the products of RAI’s subsidiaries;

•	the reliance on a few significant manufacturing facilities and single source suppliers for certain key raw materials;

•	the reliance of RJR Tobacco on Imperial Sub to manufacture NEWPORT on RJR Tobacco’s behalf for a period of time after the Lorillard merger and the divestiture;

•	possible impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the investment returns earned on pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the concentration of a material amount of sales with a limited number of customers and potential loss of these customers;

•	security breaches or disruptions in critical information technology systems, many of which are managed by third party service providers;

•	the impact of the health and social issues associated with the tobacco industry on attracting and retaining qualified professionals;

•	the inability to adequately protect intellectual property rights;

•	indemnification obligations for specified matters and retention of certain liabilities related to assets transferred in transactions with Imperial Sub and JT International Holding BV, a subsidiary of Japan Tobacco Inc.;

•	the success or failure of acquisitions or dispositions, which RAI or its subsidiaries may engage in from time to time;

•	the effect of market conditions on interest rate risk and the return on corporate cash, or adverse changes in liquidity in the financial markets;

•	the substantial amount of RAI and RJR Tobacco debt, including the additional debt assumed and incurred in connection with the Lorillard merger, and failure to comply with debt covenants;

•	the impact of a potential decrease in RAI’s credit ratings on RAI’s ability to access the debt capital markets and on RAI’s borrowing costs;

•	the possibility of changes in RAI’s historical dividend policy;

•	the significant collective ownership interest in RAI of BAT and its subsidiaries, and their associated rights under an agreement entered into by RAI, B&W and BAT, referred to as the governance agreement, relating to various aspects of RAI’s corporate governance, which if terminated, in whole or in part, in accordance with its terms, could eliminate the board composition and share transfer restrictions placed on BAT and its subsidiaries; and

•	the absence of significant anti-takeover measures, following the expiration of the standstill provision in the governance agreement and the RAI shareholder rights plan, together with the effects of the declassification of the board of directors, as approved at the 2016 annual meeting of shareholders held on May 5, 2016.

Due to these uncertainties and risks, you are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date this Exhibit is being furnished by Form 8-K. All subsequent written or oral forward-looking statements attributable to RAI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAI does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The following unaudited pro forma condensed combined statement of income reflects the impact of the Lorillard merger on RAI’s consolidated financial statements and presents the pro forma consolidated results of operations after giving effect to the Lorillard merger and the divestiture. The unaudited pro forma condensed combined statement of income gives effect to the Lorillard merger and the divestiture as if they had occurred on January 1, 2015, the beginning of the period presented. The Lorillard merger and the divestiture were completed on June 12, 2015. The following unaudited pro forma financial information for the Lorillard merger is based on the historical financial statements of RAI and Lorillard, and the following unaudited pro forma financial information for the divestiture is based on the historical accounting records of RAI and Lorillard (in each case, with respect to Lorillard, through June 12, 2015, the date of the Lorillard merger).

The historical consolidated financial statements have been adjusted in the pro forma condensed combined statement of income to give effect to pro forma events that are: (1) directly attributable to the Lorillard merger or the divestiture, and (2) factually supportable. The unaudited pro forma results do not reflect cost savings or synergies from operating efficiencies or the effect of the incremental costs incurred in the Lorillard merger or the divestiture. Accordingly, the unaudited pro forma financial information is provided for illustrative purposes only and is based on available information and assumptions that RAI believes is reasonable. It does not purport to represent what the actual consolidated results of operations of RAI would have been had the Lorillard merger or the divestiture occurred on January 1, 2015, nor is it necessarily indicative of future consolidated results of operations.

The unaudited pro forma condensed combined statement of income does not include any material nonrecurring charges that arose as a result of the Lorillard merger or the divestiture.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, the Lorillard merger has been accounted for under the acquisition method with RAI as the acquirer of Lorillard. The purchase price was allocated to the fair values of the assets acquired and liabilities assumed from Lorillard.

The following pro forma condensed combined statement of income should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statement of income;

•	the separate historical consolidated financial statements of RAI as of and for the year ended December 31, 2015, included in RAI’s Annual Report on Form 10-K filed with the SEC and incorporated by reference into this unaudited pro forma condensed combined statement of income;

•	the separate historical unaudited condensed consolidated interim financial statements of RAI as of and for the quarterly period ended March 31, 2016, included in RAI’s Quarterly Report on Form 10-Q filed with the SEC and incorporated by reference into this unaudited pro forma condensed combined statement of income;

•	the separate historical consolidated financial statements of Lorillard as of and for the year ended December 31, 2014, included as Exhibit 99.1 to RAI’s Current Report on Form 8-K filed with the SEC on June 9, 2015 and incorporated by reference into this unaudited pro forma condensed combined statement of income; and

•	the other information contained in or incorporated by reference into this unaudited pro forma condensed combined statement of income.

Unaudited Pro Forma Condensed Combined Statement of Income

Giving Effect to the Lorillard Merger and the Divestiture

For the Year Ended December 31, 2015

(Dollars in Millions, Except Per Share Amounts)

	RAI	Lorillard	Reclassifications Note 2a	Lorillard Merger- Related Pro Forma Adjustments Note 2	Notes	Pro Forma for Lorillard Merger Excluding Divestiture	Divestiture Note 3	Notes	Pro Forma for Lorillard Merger Including Divestiture
Net sales	$10,416	$3,244	$(888)	$—		$12,772	$(952)	3a	$11,820
Net sales, related party	259	—	—	—		259	—		259

Net sales	10,675	3,244	(888)	—		13,031	(952)		12,079
Costs and expenses:
Cost of products sold	4,688	1,968	(888)	(45)	2b, 2h	5,723	(452)	3b	5,271
Selling, general and administrative expenses	2,098	534	(5)	(296)	2d, 2h	2,331	(146)	3c	2,185
Amortization expense	18	—	5	7	2c	30	(5)	3d	25
Asset impairment and exit charges	99	—	—	—		99	—		99
Gain on divestiture	(3,181)	—	—	—		(3,181)	3,181	3e	—

Operating income	6,953	742	—	334		8,029	(3,530)		4,499
Interest and debt expense	570	82	—	100	2e, 2f	752	—		752
Interest income	(6)	(2)	—	—		(8)	—		(8)
Other expense, net	5	—	—	—		5	—		5

Income from continuing operations before income taxes	6,384	662	—	234		7,280	(3,530)		3,750
Provision for income taxes	3,131	278	—	91	2g	3,500	(2,081)	3f	1,419

Net income	$3,253	$384	$—	$143		$3,780	$(1,449)		$2,331

Earnings per share attributable to RAI shareholders:
Basic	$2.57								$1.63	Note 4
Diluted	$2.57								$1.63	Note 4
Weighted average shares outstanding, in thousands:
Basic	1,264,182								1,428,873	Note 4
Diluted	1,267,715								1,432,398	Note 4

See accompanying notes to unaudited pro forma condensed combined statement of income.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF INCOME

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

Note 1—Basis of Presentation

The accompanying unaudited pro forma condensed combined statement of income is intended to reflect the impact of the Lorillard merger and the divestiture on RAI’s consolidated statement of income and presents the pro forma consolidated results of operations of RAI after giving effect to the Lorillard merger and divestiture. The Lorillard merger and the divestiture were completed on June 12, 2015.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2015 gives effect to the Lorillard merger and divestiture as if they had occurred on January 1, 2015. The accompanying unaudited pro forma financial information for the Lorillard merger is based on the historical consolidated statements of income of RAI and Lorillard, and the accompanying unaudited pro forma financial information for the divestiture is based on the historical accounting records of RAI and Lorillard (in each case, with respect to Lorillard, through June 12, 2015, the date of the Lorillard merger).

Merger-related pro forma adjustments are included only to the extent they are directly attributable to the Lorillard merger and factually supportable. The accompanying unaudited pro forma financial information is presented for illustrative purposes only.

Immediately prior to or immediately after the closing of the Lorillard merger, as the case may be, and pursuant to the asset purchase agreement and the transfer agreement, RAI and Lorillard, directly or indirectly through one or more of their respective subsidiaries or affiliates, divested the transferred assets and certain liabilities to Imperial Sub in the divestiture. Divestiture-related pro forma adjustments are included only to the extent they are directly attributable to the divestiture and factually supportable.

The unaudited pro forma condensed combined statement of income has been prepared using the acquisition method of accounting for business combinations and is based upon the historical consolidated statements of income of RAI and Lorillard, which have been prepared in accordance with Regulation S-X promulgated by the SEC. They are based on certain assumptions and adjustments as discussed in these accompanying notes. The condensed consolidated balance sheet (unaudited) as of March 31, 2016, is included in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, incorporated by reference herein, reflects the purchase price allocated to certain assets acquired and liabilities assumed based on their fair values as of the acquisition date.

The adjustments in the unaudited pro forma condensed combined statement of income reflect adjustments necessary to account for the Lorillard merger and the divestiture as described herein.

Other Merger-Related Adjustments

The unaudited pro forma condensed combined statement of income reflects certain reclassifications of the Lorillard consolidated statement of income categories to conform to RAI presentation.

The unaudited pro forma condensed combined statement of income does not reflect any adjustments to conform Lorillard’s accounting policies to those adopted by RAI, as no such adjustments have been identified that would have a material effect on the unaudited pro forma condensed combined statement of income.

Further review may identify additional reclassifications, intercompany transactions or differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined statement of income. RAI is not aware of any reclassifications, intercompany transactions or accounting policy differences that would have a material impact on the unaudited pro forma condensed combined statement of income that is not reflected in the pro forma adjustments.

Items Not Adjusted in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statement of income does not include any adjustment for actual costs incurred related to or that may result from integration activities.

RAI anticipates that the Lorillard merger and divestiture will result in significant annual cost savings and operating synergies that would be unachievable without having completed the Lorillard transactions. No assurance can be made that RAI will be able to achieve these cost savings and synergies or when they will be realized, and no such cost savings or synergies have been reflected in the unaudited pro forma condensed combined statement of income.

Note 2—Reclassifications and Merger-Related Pro Forma Adjustments

The unaudited pro forma condensed combined statement of income reflects the following adjustments related to the Lorillard merger:

(a)	Reclassifications—Certain reclassifications have been made to amounts in the Lorillard statement of income to conform to RAI’s presentation, including reclassifying Lorillard’s federal excise taxes as a reduction in net sales and presenting Lorillard’s amortization expense within the amortization expense caption instead of selling, general and administrative expenses.

(b)	Inventory—Adjustment to reflect Lorillard’s inventories at fair value. Lorillard’s tobacco inventories historically have been stated on a last-in, first-out, referred to as LIFO, basis, and the adjustment based on historical Lorillard financial information is to reverse the LIFO impact of $40 million in cost of products sold. The unaudited pro forma condensed combined statement of income results includes the impact of a nonrecurring fair value adjustment of $159 million to finished goods inventories associated with the Lorillard merger.

(c)	Intangible assets amortization—Adjustment to reflect the amortization of $7 million associated with the fair value estimates of Lorillard’s identifiable intangible assets that are customer relationships and trademarks with finite lives.

(d)	Transaction-related costs—Adjustment to eliminate nonrecurring transaction-related costs of $288 million ($54 million for RAI and $234 million for Lorillard) recorded as selling, general and administrative expenses.

(e)	Long-term debt/Interest expense—Adjustments made to interest expense from recording the Lorillard debt portfolio at fair value using quoted market values as of June 12, 2015. The pro forma adjustments are a result of the quoted market values of the Lorillard debt portfolio being higher than the face amount of the related debt which occurs when the market interest rates are lower than the stated interest rate of the debt. In acquisition accounting, the difference between the fair value of each borrowing, which was based on market interest rates and values as of June 12, 2015, based on each borrowing’s CUSIP bid price, and the face amount of each borrowing is amortized as a reduction in interest expense utilizing the effective interest method over the remaining term of each borrowing based on its maturity date. For the total debt portfolio, the adjustment is a reduction in interest expense of $33 million to effectively reflect interest expense at current market interest rates rather than the stated interest rate. Interest expense is further adjusted to reflect the elimination of amortization of $2 million related to Lorillard’s previously deferred debt issuance costs.

(f)	Bond issuance/Interest expense—Adjustments to reflect that the proceeds from RAI’s senior notes issued on June 12, 2015 were used in lieu of any borrowings under the bridge credit facility described below. The adjustment reflects the issuance of the notes offering of $9 billion using a weighted average interest rate of approximately 4.50%.

In September 2014, RAI entered into a bridge credit agreement, referred to as the bridge credit facility, with a syndicate of lenders, providing for a 364-day senior unsecured term loan in the aggregate principal amount of up to $9 billion. The bridge credit facility was available for the purpose of financing a portion of the merger consideration. On June 12, 2015, the bridge credit facility terminated in accordance with its terms.

Given that the June 12, 2015 RAI notes offering was made in lieu of any borrowings under the bridge credit facility, an adjustment to eliminate nonrecurring bridge credit facility financing costs of $48 million is reflected in the unaudited pro forma condensed combined statement of income.

(g)	Income taxes—Adjustment to record the deferred tax impact of acquisition accounting adjustments, primarily related to inventory, intangible assets and long-term debt. The pro forma adjustment to provision for income taxes represents the application of RAI’s estimated statutory tax rate of 39.0% to the pro forma adjustments.

(h)	Pension amortization—Adjustment to remove the amortization of the net actuarial losses and prior service costs for the Lorillard pension and postretirement plans of $13 million ($5 million removed from cost of products sold and $8 million removed from selling, general and administrative expenses).

Note 3—The Divestiture

In connection with entry into the merger agreement, on July 15, 2014, RAI entered into the asset purchase agreement with Imperial Sub, and for certain limited purposes, Imperial, pursuant to which, on June 12, 2015, at the satisfaction of the conditions to the closing of the Lorillard merger, Imperial Sub acquired the transferred assets, consisting of (1) certain assets owned by RAI subsidiaries or affiliates relating to the cigarette brands WINSTON, KOOL and SALEM, and (2) certain assets owned by Lorillard subsidiaries or affiliates related to the cigarette brand MAVERICK and the “e-vapor” brand blu (including SKYCIG), as well as Lorillard’s owned and leased real property, and certain transferred employees, together with associated liabilities, all in accordance with the asset purchase agreement and the transfer agreement. Although most of the transferred assets were transferred immediately after the closing of the Lorillard merger by RAI directly or indirectly through its affiliates and subsidiaries, pursuant to the transfer agreement, certain of the Lorillard transferred assets were transferred immediately prior to the closing of the Lorillard merger. The unaudited pro forma condensed combined statement of income includes the effects of the sale of these brands and other assets and the associated gain on the divestiture.

The purchase price for the transferred assets and certain related liabilities divested in the divestiture was $7.056 billion. The unaudited pro forma condensed combined statement of income reflects the allocations of revenues and expenses directly attributable to the brands sold to Imperial Sub in the divestiture, as well as certain other allocations deemed reasonable by management to present the unaudited pro forma financial information. The allocation methodologies developed for the purposes of these pro forma amounts are considered reasonable by management. The costs do not include costs associated with certain shared functions, and accordingly, the financial information does not reflect the results of operations as if these brands and assets were stand-alone entities for the periods presented.

The unaudited pro forma condensed combined statement of income reflects the following adjustments related to the divestiture:

(a)	Net sales—Adjustment to reflect the removal of the net sales of the cigarette brands WINSTON, KOOL and SALEM from RAI’s historical financial information and removal of the net sales of the cigarette brand MAVERICK and the electronic cigarette brand blu eCIGS from Lorillard’s historical financial information.

(b)	Cost of products sold—Adjustment to reflect the cost of products sold for the divested brands.

(c)	Selling, general and administrative expenses—Adjustment to reflect the estimated expenses directly related to the divested brands.

(d)	Amortization expense—Adjustment to reflect the elimination of amortization of the trademarks for the divested brands of $5 million.

(e)	Gain on divestiture—Adjustment to reflect the gain on divestiture related to the asset purchase agreement.

(f)	Income taxes—The pro forma adjustment to provision for income taxes represents the application of RAI’s estimated statutory tax rate of 39.0% to the pro forma adjustments and the applicable income taxes associated with the gain on divestiture.

Note 4—Earnings per share

On July 27, 2015, RAI announced that its board of directors had declared a two-for-one stock split, in the form of a special 100% stock dividend, to shareholders of record on August 17, 2015. The stock dividend was distributed to shareholders on August 31, 2015. Except as otherwise noted in this unaudited pro forma condensed combined statement of income, all share and per share amounts have been adjusted to reflect this stock split. The pro forma combined basic and diluted earnings per share for the year ended December 31, 2015, are calculated as follows, after giving effect to the stock split.

Pro Forma Year Ended December 31, 2015
Pro forma net income	$2,331

Basic weighted average RAI shares outstanding, in thousands	1,064,099
Lorillard shares converted to RAI shares	209,414
BAT share purchase	155,360

Pro forma basic weighted average shares outstanding	1,428,873
Dilutive effect of securities:
RAI restricted stock units	3,525

Pro forma diluted weighted average shares outstanding, in thousands	1,432,398

Pro forma basic earnings per share	$1.63
Pro forma diluted earnings per share	$1.63